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                                  EXHIBIT 20



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                            FINANCIAL BANCORP, INC.

             THE HOLDING COMPANY OF FINANCIAL FEDERAL SAVINGS BANK
      42-25 QUEENS BOULEVARD, LONG ISLAND CITY, NY  11104  (718) 729-5002

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                                 PRESS RELEASE
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RELEASE DATE:  August 7, 1996            ISSUED BY:  THE BOARD OF DIRECTORS
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CONTACT:  VALERIE M. SWAYA
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        FINANCIAL BANCORP, INC. ANNOUNCES RESIGNATION OF PRESIDENT AND

                            CHIEF EXECUTIVE OFFICER

LONG ISLAND CITY,  N.Y.  August 7, 1996 - - Stuart G. Hoffer,  the President and

Chief Executive  Officer of both Financial Federal Savings Bank (the "Bank") and its parent holding company, Financial Bancorp, Inc., (the "Holding Company") has

tendered  his  resignation  from his  position  with  the  Bank and the  Holding

Company, to pursue other business interests. He has also resigned as a member of the Board of Directors from both the Bank and the Holding Company, and all other positions held with either entity, and any subsidiaries and affiliates.


        We wish Mr. Hoffer well in his new business endeavors.


        The Bank is happy to  announce,  effective  immediately,  that Mr. Frank

Latawiec has been appointed  President and Chief  Executive  Officer of the Bank

and the  Holding  Company.  Mr.  Latawiec is  currently a Director of  Financial

Federal  Savings Bank and Financial  Bancorp,  Inc. Mr.  Latawiec was formerly a

Director of Hamilton Federal Savings Bank,  located in Brooklyn,  New York, from

1974  through  1990.  In  1990  he  became  Senior  Vice   President  and  Chief

Administrative  Officer of Hamilton. He was also President of Hamilton's Service

Corporation.


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        Headquartered in Long Island City, New York, Financial Bancorp,  Inc. is

the parent holding company of Financial  Federal  Savings Bank, an  FDIC-insured savings institution, which operates four branch offices in Queens and one branch office in Brooklyn.